UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement

On March 31, 2025, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Dr. Anatoly Dritschilo, the Company’s founder and Chairman of the board of directors (the “Board of Directors”). As described below, immediately before the entry into A&R Employment Agreement, the Board of Directors approved the restructuring of the Company’s senior management, such that Christopher Cooper will serve in the role of interim Chief Executive Officer and Dr. Dritschilo will serve in the roles of Chief Scientific Officer and Chairman of the Board of Directors. The A&R Employment Agreement recognizes Dr. Dritschilo’s new titles and duties as Chief Scientific Officer, has a term of three years, entitles Dr. Dritschilo to compensation of $274,000 per year (consistent with his prior employment agreement), along with such equity incentive grants as may be determined from time to time by the compensation committee of the Board of Directors, and has a severance period of 12 months in the event of termination for cause. In addition, the A&R Employment Agreement sets out various milestones which Dr. Dritschilo will be tasked with achieving during the next three years, including completing the Company’s Phase 2 clinical trial of Ropidoxuridine and RT for glioblastoma (to be completed in 2026), and preparing the protocol and initiating the Company’s Phase 3 clinical trials (with an aim for 50% completion in 2028).

The foregoing description of the A&R Employment Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 30, 2025, the Company’s Board of Directors approved the appointment of Christopher Cooper to the position of interim Chief Executive Officer and Anatoly Dritschilo, M.D., to the position of Chief Scientific Officer. Dr. Dritschilo will also continue to hold the position of Chairman of the Board of Directors. The restructuring of the Company’s senior executive management was done to bring in greater expertise and focus on the Company’s business and capital markets activities, while allowing Dr. Dritschilo to focus on the Company’s ongoing Phase 2 clinical trials for Ropidoxuridine as well as its scientific research and development.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement, dated March 31, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: March 31, 2025

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer

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